UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

August 17, 2005

Terra Nostra Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada

000-49631

86-0873500

 (State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

1000 – 1166 Alberni Street, Vancouver, BC

V6E 3Z3

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (604) 694-1110

 (Former name or former address, if changed since last report)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 11, 2004, Terra Nostra Resources Corp. (“TNRO”), formerly Terra Nostra Technology Ltd., entered into a Joint Venture Contract with Shandong Jinpeng Copper Co. Ltd., a private corporation (“SJCC”), for the creation of a new Sino-Foreign Joint Venture Company, under the Laws of the People’s Republic of China on Joint Ventures Using Chinese and Foreign Investment, named Shandong Terra-Nostra Jinpeng Metallurgical Co Ltd. (“STJMC”).  Pursuant to this Joint Venture Contract, SJCC and its affiliated companies, Shandong Jinwang Copper Co., Shandong Quanxin Stainless Steel Co., Zouping Jinwang Copper Co. and Zouping Regenerated Resources Co. Ltd. agreed to contribute certain fixed assets utilized in the production of copper and stainless steel, including equipment, buildings, production lines, property use and other fixed assets of the companies, to the joint venture company in exchange for 49% ownership of the joint venture company and TNRO was to contribute funds in the amount of US $1 million in exchange for 51% of the STJMC.  The Joint Venture Contract further specified that there will be an additional capital contribution of US $50 million to STJMC for expansion of existing facilities, including stainless steel operations

For strategic reasons, on January 2nd 2005, TNRO entered into a separate Joint Venture Contract whereby TRNO, with a total capital contribution of US$13,566,000, inclusive of an initial capital contribution, would became a 51% owner of an existing Sino-Foreign Joint Venture Company, Shandong Quanxin Stainless Steel Co. (“SQSSC”) to which the stainless steel assets belonged, with SJCC already being the other 49% partner.  Correspondingly, the original Joint Venture Contract of December 11 2004 between TNRO and SJCC was amended on January 10th 2005, causing the removal of the contribution of the stainless steel assets into STJMC, and an adjustment made to the required total capital contribution from US$51 million to US$27,234,000.   Therefore, the revised total capital contribution for both SQSSC and STJMC became US$40,800,000, inclusive of an initial combined capital contribution of US$1,000,000.

Pursuant to the aforementioned agreements and subsequent amendments, on January 12th 2005 SQSSC obtained an updated Certificate of Approval for the Establishment of Enterprises with Foreign Investment in the People’s Republic of China (“Certificate of Approval”), with TNRO identified as the 51% partner.   The corresponding Business License was issued on January 13, 2005, valid from January 23, 2003 through to January 22, 2018.   On January 19 2005, STJMC obtained the required Certificate of Approval, identifying TRNO as the 51% partner.  The corresponding Business License was issued on January 21 2005, valid through to January 20 2035.

On February 2 2005, a certified letter was issued by and on behalf of SJCC attesting to the understanding and agreement that a total of US$1,000,000 represents the required initial capital contribution for both Joint Venture Companies.  On April 5 2005, TNRO fulfilled its requirement for the provision of a total initial US$1,000,000 capital contribution into the two Joint Venture companies.  The funds to be raised for the remaining combined capital contribution of US$39,800,000 will be raised as approved by the respective Joint Venture Companies’ Board of Directors, of which TNRO is responsible for appointing three of five members of each Board, without diluting either Party’s respective interests in the Joint Venture Companies.

As of August 17, 2005, TNRO, in addition to having satisfied its initial requirements under the two Joint Venture Agreements, is further satisfied as to SJCC having fulfilled its requirements under the two Joint Venture Agreements.

TNRO is a Nevada corporation, which is the 51% controlling member of two Sino-Foreign Joint Venture Companies headquartered in Jinan, the capital of Shandong Province, China. One, Shandong Terra-Nostra Jinpeng Metallurgical Co Ltd. (“STJMC”), is a major producer of electrolytic copper and fabricated copper products that is in the later stages of an expansion that will more than double its copper production. The other Joint Venture Company, Shandong Quanxin Stainless Steel Co. (“SQSSC”), has common Sino ownership and will soon enter the stainless steel market with a new state-of-the-art facility. The new copper facility is expected to open in two phases in November, 2005 and April, 2006, respectively. The stainless steel facility is expected to commence production trials of its 180,000 mtpa facility in September, 2005 and the downstream rolling mill will be phased in over the next twenty-four months; the products produced will be stainless steel castings, rolled-strip, rolled-rod, and rolled / welded tube.

The management of TNRO and the respective Joint Venture Companies are a strong combination of experienced western professionals, and Chinese entrepreneurs who are highly regarded by the government.  TNRO’s Joint Venture partner, Shandong Jinpeng Copper Co. (“SJCC”), is well-established with more than ten years experience under private ownership and management. SJCC has historically maintained among the highest standards in the industry through its “Best practices” operations, ISO recognition, and by using a “Best of breed” mix of proprietary Chinese technology with select European mill technology.

SJCC has historically funded a large majority of prior capital expansion through internally generated cash flow; maintaining a strong balance sheet with low leverage and strong borrowing capacity and financial flexibility.  Commencing modestly as a scrap collector, it evolved into a fully integrated operation that sources scrap metal from its network of 200+ local scrap dealers, thereby managing its production costs while earning tax credits for environmental remediation.

For calendar 2004, the pre-Joint Venture copper companies earned profit after tax of $22.4 million on sales of $281.5 million, which comprised 53,000 MT electrolytic copper, 18,000 MT oxygen-free copper rods / wire, and 25,000 MT low oxygen rods. In spite of projected decreases in copper prices, management expects sales of the two Joint Venture Companies to exceed US$700 million by 2006.  Once the expansion is complete, consolidated EBITDA is expected to exceed $130 million per annum on sales of more than $840 million.

Item 5.03 Change in Fiscal Year

By resolution of the Board of Directors dated August 17, 2005, TNRO has amended its fiscal year end to May 31 to match with the fiscal year of its two majority owned Joint Venture Companies. TNRO will be filing a Form 10-QSB covering the transition period.

Item 9.01 Financial Statements and Exhibits

Any audited financial statements and pro forma financial statements that TNRO will be required to be filed pursuant to the rules and regulations of the Securities and Exchange Commission as a result of the transactions described above will be filed within seventy-one (71) days of the closing of the transactions.

 (c) Exhibits.

The following Exhibits are attached to this Form 8-K:

Exhibit 10.10

Shandong Terra Nostra – Jinpeng Metallurgical Co., Ltd.- Joint Venture Contract

Exhibit 10.11

Shandong Quanxin Stainless Steel Co. – Joint Venture Contract

Exhibit 10.12

 Shandong Terra Nostra – Jinpeng Metallurgical Co., Ltd.- Joint Venture Contract   Amendment

Exhibit

10.13

Shandong Quanxin Stainless Steel Co. – Joint Venture Contract Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Vancouver, BC, Canada, this 17th day of August 2005.

TERRA NOSTRA RESOURCES CORP.

By: /s/ Donald C. Nicholson

Name:  Donald C. Nicholson

Title:    Corporate Secretary & Director